EXHIBIT 10.5
                                                                    ------------

                                 AMENDMENT NO. 1

                                       TO

                                LICENSE AGREEMENT


     THIS AMENDMENT NO. 1 TO LICENSE AGREEMENT, effective as of June 27, 2003 (this "Amendment"), is made by and between HomeCom Communications, Inc., a Delaware corporation (the "HomeCom"), and Eurotech, Ltd., a District of Columbia corporation ( "Eurotech").

     WHEREAS, HomeCom and Eurotech wish to amend that certain License Agreement, dated as of May 22, 2003, by and among HomeCom and Eurotech (the "Agreement") upon the terms and subject to the conditions set forth in this Amendment;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Amendment, the parties hereto agree as follows:

     1. Defined Terms; Definitions. Capitalized terms that are used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

     2. Effective Time of Amendment. This Amendment and the terms and provisions hereof shall be effective as of the Effective Date.

     3. Amendment to Section 1.11. Section 1.11 of the Agreement is hereby amended by deleting clause (ii) of Section 1.11 and replacing such clause (ii) with the following clause (ii):

        "(ii) claimed, covered or disclosed in any Patent, trademark, copyright or application relating to the technologies and/or products described on Exhibit B, including, without limitation, the Patents, trademarks, copyrights and applications identified on Exhibit A."

     4. Amendment to Section 8.4. Section 8.4 of the Agreement is hereby amended by deleting Subsection 8.4(a) and replacing Subsection 8.4(a) with the following language:

        "(a) Intentionally omitted."

     5. Amendment to Exhibit B. Exhibit B of the Agreement is hereby amended by deleting Exhibit B and replacing Exhibit B with the Exhibit B that is attached to this Amendment.

     6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors and permitted assigns. The Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment in accordance with Section 2 hereof.

     7. Restatement of Agreement. The terms and provisions of this Amendment may be incorporated into an amended and restated version of the Agreement that restates, but does not further amend, the Agreement as amended by this Amendment.

     8. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts taken together shall constitute one and the same Amendment.

     9. Governing Law. This Amendment shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, New York law without regard to the conflict of law principles thereof, except that matters related to the corporate governance of HomeCom shall be governed by Delaware law.




                            [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

                                            HOMECOM:

                                            HOMECOM COMMUNICATIONS, INC.


                                            By:  /s/  Michael Sheppard
                                               --------------------------------
                                            Name:     Michael Sheppard
                                            Title:    Vice President


                                            EUROTECH:

                                            EUROTECH, LTD.


                                            By:  /s/  Carey Naddell
                                               --------------------------------
                                            Name:     Carey Naddell
                                            Title:    President and CEO

                                    EXHIBIT B
                                    ---------



                           Please see following page.

1.      EKOR

     a. Description. EKOR is a family of non-toxic advanced composite polymer materials that provides for effective and unique means of containment of nuclear and hazardous materials and prevents radioactive contaminants from spreading. EKOR is available as a coating or sealing agent with varying viscosity and as flexible or rigid foam. EKOR is a highly radiation and corrosion-resistant material. It has been engineered for use in a wide variety of applications in low to high level radiation and other environmentally challenging settings in which other known encapsulants are not performing with the same efficacy. EKOR applications range from in-situ stabilization, containment and encapsulation to transportation and final storage and disposal. EKOR can also assist in resolving the special challenges faced by operating reactors in nuclear power plants and research facilities, uranium/thorium and other mining venues, nuclear medicine and the chemical industry. EKOR products and services have been developed under a Quality Assurance Plan that meets the requirements of NQA-1. Each formulation has completed or is in the process of completing performance testing conducted by certified independent laboratories.

     b. Products/Applications. EKOR is manufactured as EKOR Sealer, Sealer Plus (spray), Grout, Matrix and with a Foam product under development.


     c. Further descripition attached.



2.      EMR/AC

     a. Description. Electromagnetic Radiography ("EMR") and Acoustic Core ("AC") provide integrated remote sensing capabilities that produce 3D images of subsurface contaminants with a high degree of discrimination and precision. They offer large area coverage at high resolution and are significantly more cost effective than monitoring methods currently used for environmental assessments. EMR is a non-intrusive sensing technology suitable for land and marine applications. This technology is capable of detecting contaminants in concentrations as low as upper parts per billion to lower parts per million. It utilizes a proprietary electromagnetic signature analysis process to differentiate and classify the unique electromagnetic signature of subsurface contaminants. The AC and EMR technologies provide integrated remote sensing capabilities. These technologies produce 3D images of subsurface features. The AC technology utilizes a proprietary acoustic signature analysis process to differentiate and classify the unique acoustic signatures of marine subsurface contaminants.

     b. Products/Applications. Idaho National Engineering and Environmental Laboratory and Oak Ridge National Laboratory have utilized EMR to detect and characterize subsurface mercury and diesel fuel. The AC technology has demonstrated applications in marine environmental assessment, including detections of polychlorinated biphenyls. The Environmental Protection Agency and US Army Corps of Engineers have used prototype equipment to detect polychlorinated biphenyls in the Great Lakes. Eurotech is developing these technologies in the nuclear remediation, marine dredging and oil exploration markets.

     c. Further descripition attached.



3.      Hybrid Nonisocyanate Polyurethane ("HNIPU")

     a. Description. HNIPU is a technology intended to improve upon conventional monolithic polyurethanes, which have good mechanical properties, but are porous, with poor hydrolytic stability and moderate permeability. In addition, conventional polyurethanes require highly toxic components in their manufacture, such as isocyanates, rendering production extremely toxic and dangerous and HNIPU is not using such toxic components. HNIPU is a proven non-toxic process of making polyurethane by modifying the structure of the urethane polymer while staying in the same price range. This results in increased hydrolytic stability and improvement of other properties. HNIPU is modified polyurethane with lower permeability, increased chemical resistance properties and material synthesis that has superior environmental characteristics to conventional polyurethanes. Conventional polyurethanes have unstable bonds that are easily hydrolyzed making the material very vulnerable to environmental degradation. An intramolecular hydrogen bond is formed during HNIPU synthesis that improves hydrolytic stability above conventional polyurethanes. Materials that contain intramolecular hydrogen bonds display chemical resistance 1.5 to 2 times greater than materials of similar chemical structure without such bonds. HNIPUs exhibit resistance properties to chemical degradation 30-50 percent better over conventional polyurethanes and have significantly reduced permeability of three to four times less. HNIPUs form into a material with practically no pores and therefore, do not absorb moisture on the surface or in fillers during formation.

     b. Products/Applications. Certain versions of Epoxy HNIPU are finished and Acrylic HNIPU and HNIPU Foam are under development.

     c. Further descripition attached.


4. Rad-X.

     a. Description attached.

5.  Firesil

     a. Description attached.

6.  LEM

     a. Description attached.

7.  Rapidly Biodegradable Hydrophobic Material (RBHM)

     a. Description attached.

        ========================================================================

        HNIPU

        Summary/Applications/Properties/MSDS/Brochure

        Summary

        Conventional monolithic polyurethanes have good mechanical properties; however, they are porous, with poor hydrolytic stability and moderate permeability. In addition, conventional polyurethanes require highly toxic components in their manufacture, such as isocyanates, rendering production extremely toxic and dangerous. The limitations and dangers of conventional polyurethanes raise the need for modified materials and processes.

        By modifying the structure of the urethane polymer, a promising new method for increasing hydrolytic stability resulted in hybrid nonisocyanate polyurethane (HNIPU). HNIPU is modified polyurethane with lower permeability, increased chemical resistance properties and material synthesis that has superior environmental characteristics to conventional polyurethanes.

        Conventional polyurethanes have unstable bonds that are easily hydrolyzed making the material very vulnerable to environmental degradation. An intramolecular hydrogen bond is formed during NIPU synthesis that improves hydrolytic stability well above that of conventional polyurethanes. Materials that contain intramolecular hydrogen bonds display chemical resistance 1.5 to 2 times greater than materials of similar chemical structure without such bonds.

        HNIPUs exhibit superior resistance properties to chemical degradation:
        30-50 percent better over conventional polyurethanes and have significantly reduced permeability: three to four times less. Unlike conventional polyurethanes - with a porous structure - NIPUs form into a material with practically no pores. Therefore, they do not absorb moisture on the surface or in fillers during formation.

        Synthesis of HNIPU is safe and easy. HNIPU hardens at ambient temperatures without the using toxic components in the synthesis


        ========================================================================

        RAD-X

        Summary/Applications/Properties/Product Comparison/MSDS/Brochure

        [GRAPHIC OMITTED]

        Summary

        Rad-X(TM) is a water-based compound engineered to fix radioactive or hazardous contaminants to a variety of surfaces. Its properties include excellent thermal stability, superior fire-resistance, and good adhesion to practically every material of construction, even if wet or dirty. Rad-X does not peel back during dismantlement processes, such as shearing, mechanical cutting or even torch cutting.

        Rad-X also functions as an intumescent coating that swells to form an insulating layer when exposed to open flame or high temperatures. This layer binds contamination and minimizes potential airborne contamination during any fire event.

        Additionally, Rad-X reduces heat-transfer and provides extended protection for flammable or temperature-sensitive substrate materials. This results in increased fire-retardant properties that enhance workplace safety by providing an added resistance to flame/smoke spread and extended evacuation times for controlled areas requiring full dress out.

        Rad-X is non-toxic, does not contain volatile organics or hazardous solvents, and has no explosive hazard for confined space use.

================================================================================

FIRESIL

Summary/Properties/ASB-MSDS/EXT-MSDS/Brochure

Summary

Firesil(TM) is an organo-mineral fire-protecting coating for wood and other materials. Firesil has good adhesion properties to hydrophilic and hydrophobic surfaces, excellent fire-resistance and thermostability, and good water-resistance.

Under exposure to fire, the Firesil coating swells to form a layer that reduces heat-transfer and prevents wood from igniting and insulates metal surfaces

Firesil does not contain greenhouse-gasses, volatile organic chemicals, or hazardous solvents.


--------------------------------------------------------------------------------

LEM

Summary/Applications/Properties/Brochure

Summary

Liquid Ebonite Mixtures (LEM) are protective lining products that function superiorly relative to rubber products that they replace. Liquid Ebonite Mixtures are a cost-effective and functional solution for rubber-coating applications. Conventional rubber coatings of polychloropropene (Neoprene), polysulfide (Thiokol), polyurethane and other rubber materials lack the ability to provide reliable protection over extended periods of time. In addition, these coatings require adhesive substrates commonly considered unsafe due to the organic solvents present in the compounds.

With value-added design and engineering flexibility, LEM have the ability to effectively cover hard to reach places, successfully coating the complex surfaces of such areas as the mesh of sieves otherwise considered impossible to coat with conventional rubber sheets. With increased chemical resistance, LEM maintain material integrity by assuring long-term durability and effective corrosion protection. In addition to high performance properties, material production of LEM meet environmental safety standards further elevating LEM as advanced products that outperform conventional rubber coatings and coverings.

LEM offer cost-benefit factors based on anticorrosion reliability and application functionality that satisfy the demands of the high-performance coating industry.



 RADEMATE Ltd developed cellulose-based a rapid biodegradable hydrophobic material (RBHM). RBHM is a new, hydrophobic, strong, cheap and completely biodegradable composite material that is environmentally friendly. RBHM has shown great promise in improving the properties of both paper and plastics packaging materials. Due to its biodegradable nature, Rapid Biodegradable Hydrophobic Material is ideal to be applied for the disposable loose fill bags and packages. The material can be used as a commodity in trade, industry and agriculture for a wide range of applications.

 To date, most attempts to produce biodegradable products for consumers focused on developing plastics that could biodegrade. RBHM approaches biodegradable products from the other direction - making cellulose-based material with the same physical properties as plastic, except the material biodegrades completely in the same time as regular paper bags.



 Summary

 NETS's premier product line is EKOR(TM), a family of advanced materials for nuclear and hazardous waste containment. EKOR(TM) is an advanced silicone polymer composite that is the most effective means of preventing radioactive contaminants from spreading.

 EKOR(TM) is available as a coating or sealing agent with varying viscosity and as flexible or rigid foam. EKOR(TM) properties are easily customized to meet customer requirements and constraints.

 EKOR(TM) is a highly radiation and corrosion-resistant material. It has been engineered for use in a wide variety of applications in low to high level radiation and other environmentally challenging settings. EKOR(TM) applications range from in-situ stabilization, D & D, containment and encapsulation to transportation and final storage and disposal. EKOR(TM) can also assist in resolving the special challenges faced by operating reactors in nuclear power plants and research facilities, uranium/thorium and other mining venues, nuclear medicine and the chemical industry.

 NETS also provides the services necessary for the successful application of EKOR(TM), including application equipment, project management, engineering support and training.

 EKOR(TM) products and services have been developed under a Quality Assurance Plan that meets the requirements of NQA-1. Each formulation has completed or is in the process of completing performance testing conducted by certified independent laboratories.




================================================================================
SUMMARY

Electromagnetic Radiography

Summary/Application

Summary

Electromagnetic Radiography(TM) (EMR) and Acoustic Core(TM) (AC) provide integrated remote sensing capabilities. These technologies produce 3D images of subsurface contaminants with a high degree of discrimination and precision . They offer large area coverage at high resolution and are significantly more cost effective than monitoring methods currently used for environmental assessments.

================================================================================

Electromagnetic Radiography

Summary/Application



[GRAPHIC OMITTED]                             [GRAPHIC OMITTED]
Summary                          2D Sub-Surface ace Plume Cross-Section
3D Sub-Syrface Plume

EMR is a non-intrusive sensing technology suitable for land and marine applications. For example, potentially contaminated Department of Energy (DOE) sites such as the Hanford nuclear site can utilize EMR to detect and characterize subsurface plumes of organic and inorganic constituents. Idaho National Engineering and Environmental Laboratory (INEEL) and Oak Ridge National Laboratory (ORNL) have utilized EMR to detect and characterize subsurface mercury and diesel fuel.

This technology is capable of detecting contaminants in concentration fuel. as low as upper parts per billion to lower parts per million. It utilizes a proprietary electromagnetic signature analysis process to differentiate and classify the unique electromagnetic signature of subsurface contaminants.




Summary

The Acoustic Core(TM) (AC) and Electromagnetic Radiography(TM) (EMR) technologies provide integrated remote sensing capabilities. These technologies produce 3D images of subsurface contaminants with a high degree of discrimination and precision. They offer the potential to develop remote sensing products that can provide large area coverage at high resolution and which are significantly more cost effective than current monitoring methods used for environmental assessments.


AC technology has demonstrated applications in marine environmental assments. The Environmental Protection Agency (EPA) and US Army Corps of Engineers (USACOE) have used prototype equipment to detect polyclorinated (PCBs) in the Great Lakes. The technology utilizes a proprietary acoustic signature analysis process to differentiate and classify the unique acoustic signatures of marine subsurface contaminants. With the combination of EMR and AC, Eurotech should be able to develop remote sensing products that detect and characterize contaminants that have migrated from land to water in environmental assessment projects.


After almost a decade of intensive laboratory and field research, AC technology is poised to enter the security marketplace to fill high-priority Homeland Security needs. AC has unique primary screening capabilities that are suitable for the development of remote screening products for many security applications. Because AC technology can utilize the unique and independent acoustic signatures of illicit materials, products can be developed and programmed to detect a large array of harmful substances, including explosive, bio-hazardous and radioactive compounds.

The technology appears capable of supporting the development of a variety of new products for computerized automatic screening of containers, vehicles and humans for a broad range of illicit material at high rates of speed and with low rates of false alarms. It uses low-frequency acoustic energy that is safe for human exposure and is ideal for screening large volumes of containers or humans quickly and accurately.

AC appears capable of automatically screening large containers while they are in motion. A proposed configuration of the equipment would permit screening of these containers while they are being transported by cranes, trucks, or railcars. Primary screening of containers in this manner can allow segregation of suspicious containers for secondary by a handheld versions of the remote sensing products. Future AC products should be usable in conjunction with current secondary screening methods to provide fully integrated inspection and screening systems.


The AC technology can be utilized to develop products that can automatically screen luggage for plastic explosives by retrofitting AC technology based sensors into existing carry-on luggage inspection systems. The technology is very flexible and can be used to safely screen humans for explosives when incorporated into existing entry portal systems such as metal detectors, eliminating the need to these systems. Additionally, AC technology based products can be developed that can be installed in the floor space of airline passenger entry portals to detect explosives in footwear.